EXHIBIT 23.1
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                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders

VIVUS,
Inc.:

We consent to the use of our report dated January 17, 2003, with respect to the consolidated balance sheet of VIVUS, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations and other comprehensive (loss) income, stockholders' equity and cash flows for the year ended December 31, 2002, and the related financial statement schedule incorporated herein by reference.

                                                          /s/  KPMG, LLP

San Francisco, California
April 3, 2003